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                                                                                                                        EXHIBIT 4.02

*__* INCORPORATED UNDER THE
LAWS OF THE STATE OF CALIFORNIA
MAY 19, 1986
*__________*

                                                             "SPECIMEN"
                                                             RADIUS INC.


                    A statement containing the rights, preferences, privileges and restrictions of the Corporation's Preferred and Common Stock may be obtained, without charge, at the Corporation's principal office.
                                   THIS IS TO CERTIFY THAT  ***************************** IS THE OWNER OF ******
                                   **************  SHARES OF THE SERIES A CONVERTIBLE PREFERRED STOCK OF

                                                             RADIUS INC.

          TRANSFERABLE ONLY ON THE SHARE REGISTER OF SAID CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY, UPON SURRENDER
          OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

                    IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly  authorized officers and to be sealed with the Seal of the Corporation this _______, 199_.

                         ---------------------------                            ----------------------------
                         CHERRIE L. FOSCO, SECRETARY                            CHARLES W. BERGER, PRESIDENT


                                              SEE REVERSE SIDE FOR RESTRICTIVE LEGENDS
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THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE
SECURITIES LAWS.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE
SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE 1933 ACT
AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE,
TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION
REQUIREMENTS OF THE 1933 ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE
STATE SECURITIES LAWS AND, AT THE ISSUER'S ELECTION, UNLESS THE ISSUER RECEIVES
AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION AND
QUALIFICATION ARE NOT REQUIRED.


THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS AS SET FORTH IN A CERTIFICATE OF DETERMINATION OF PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK OF RADIUS INC., A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.